Exhibit 10.1

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Gentlemen:

The undersigned (collectively, the “Investors”) hereby severally confirm their respective agreements with Apricus Biosciences, Inc., a Nevada corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”), is made as of the date set forth below between the Company and the Investors.

2. The Company has authorized the sale and issuance to the Investors of an aggregate of (i) 5,494,505 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase an aggregate of 2,747,252 shares of Common Stock at an exercise price per share equal to $1.82 (the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. At the Closing, the Company will issue to each Investor, and each Investor will purchase from the Company, the number of Shares and receive a Warrant exercisable for a number of Warrant Shares, in each case in the amounts set forth on the Signature Page (as defined below) of such Investor, and in exchange therefor, each Investor shall pay the aggregate price set forth on the Signature Page of such Investor (the “Purchase Price”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-198066 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investors on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investors on or prior to the date hereof. Notwithstanding anything contained herein to the contrary, the information and disclosure contained in any Free Writing Prospectus and the Prospectus Supplement shall be consistent with the terms set forth herein and in the Warrant, and nothing contained therein shall modify the terms of this Agreement or the Warrant.

4. The Company and each Investor agree that at the Closing (as defined in Section 4.1 of Annex I) such Investor will purchase from the Company and the Company will issue and sell to such Investor the Shares and the Warrants set forth below for the aggregate Purchase Price set forth below. The Shares and the Warrants shall be purchased pursuant to this Agreement, the Warrant and the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. The manner of settlement of the Shares purchased by each Investor hereunder shall be as follows (and the Company shall take such actions as may be required to effect the following):

Delivery by crediting the account of such Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby such Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Wells Fargo Shareowner Services, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY EACH INVESTOR AND THE COMPANY, SUCH INVESTOR AND THE COMPANY, AS APPLICABLE, SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY SUCH INVESTOR TO THE FOLLOWING ACCOUNT:

[To be separately provided to the Investors]

6. The executed Warrants shall be delivered to the Investors by the Company at the Closing.

7. Each Investor severally represents as to itself (and not the other Investor) that (a) it has had no position, office or other material relationship within the past three years with the Company (which, for the avoidance of doubt, excludes ownership of Shares), and (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing.

8. Each Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission on or prior to the date hereof) the Base Prospectus, dated August 25, 2014, which is a part of the Company’s

Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. Each Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investors will receive certain additional information regarding the Offering, including pricing information which shall be consistent with the terms set forth herein (the “Offering Information”). Such information may be provided to the Investors by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications, but all such information shall be provided prior to the execution of this Agreement by the Investors and shall be consistent with the terms set forth herein.

9. No offer by the Investors to buy Shares and Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investors have received or have public access to the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and the Company hereby covenants to deliver or otherwise provide access to the Offering Information concurrently with or prior to its execution of this Agreement.

10. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investors in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Shares: 3,335,071

Purchase Price per Share: $1.82

Aggregate Purchase Price: $6,069,829.22

Number of Warrant Shares subject to Warrants (Equal to Number of Shares multiplied by 0.50 and rounded down to the nearest whole number): 1,667,535

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: February 10, 2015

SARISSA CAPITAL DOMESTIC FUND LP
By:	Sarissa Capital Fund GP LP, its general partner

By:	/s/ Mark DiPaolo
Print Name:	Mark DiPaolo
Title:	Authorized Person
Address:	660 Steamboat Road, 3rd Floor Greenwich, CT 06830

Agreed and Accepted

this 10th day of February, 2015:

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Title:	Chief Executive Officer

Number of Shares: 2,159,434

Purchase Price per Share: $1.82

Aggregate Purchase Price: $3,930,169.88

Number of Warrant Shares subject to Warrants (Equal to Number of Shares multiplied by 0.50 and rounded down to the nearest whole number): 1,079,717

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: February 10, 2015

SARISSA CAPITAL OFFSHORE MASTER FUND LP
By: Sarissa Capital Offshore Fund GP LLC, its general partner

By:	/s/ Mark DiPaolo
Print Name:	Mark DiPaolo
Title:	Authorized Person
Address:	660 Steamboat Road, 3rd Floor Greenwich, CT 06830

Agreed and Accepted

this 10th day of February, 2015:

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Title:	Chief Executive Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Securities.

2.1 At the Closing (as defined in Section 4.1), the Company will sell to each Investor, and each Investor will severally purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page on which such Investor’s name appears.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them substantially concurrent with the Closing, provided that (a) the aggregate purchase price payable in respect of all such Shares and Warrants shall not exceed $1,000,000, and (b) such Other Investors will not receive the registration rights, preemptive rights, board designation rights or expense reimbursement set forth herein.

2.3 The Company confirms that neither it nor any other Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering.

3. Representations and Warranties of the Company.

3.1 The Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of each of their respective jurisdictions of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify, be in good standing or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, properties or business or prospects of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the Registration Statement, the Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: not applicable (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

3.2 The Company has the full right, power and authority to enter into this Agreement and the Warrants and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement and the Warrants has been duly authorized, executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

3.3 The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in all material respects in compliance with United States federal and state securities laws, and conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. As of February 9, 2015, there were 44,330,006 shares of Common Stock issued and outstanding, no shares of Preferred Stock, par value $0.001 of the Company, issued and outstanding and 13,447,539 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in all material respects in compliance with United States federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described above or accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

3.4 The shares of Common Stock and Warrants to be issued and sold by the Company to the Investors under the Agreement and the Warrant Shares have been duly authorized and the Common Stock, when issued and delivered against payment therefor as provided in the Agreement and the Warrant Shares, when issued and delivered against payment therefore as provided in the Warrants, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Disclosure Package and the Prospectus.

3.5 The execution, delivery and performance of the Agreement and the Warrants by the Company, the issue and sale of the shares of Common Stock and Warrants by the Company and the consummation of the transactions contemplated hereby and by the Warrants will not (with or without notice or lapse of time or both): (i) result in any violation of the provisions of the articles or by-laws (or analogous governing instruments, as applicable) of the

Company or any Subsidiary; (ii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets, or (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any right or obligation of the Company or any Subsidiary under, or require any consent under, any material contract, agreement, lease, license, indenture or other understanding or arrangement to which the Company or any Subsidiary is a party or otherwise bound.

3.6 At the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date (as defined in Section 4.1), the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the published rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date (as defined in Section 4.1), conformed and will conform in all material respects to the requirements of the Securities Act and the published rules and regulations thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

3.7 The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

3.8 Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary could be material to the Company or any Subsidiary or prevent or delay the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such action, suit, claim or proceedings is threatened. For purposes of this Agreement, “knowledge of the Company” or similar phrases means the knowledge of the officers of the Company and its Subsidiaries, after due inquiry.

3.9 To the Company’s knowledge, the Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted. None of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of the Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of, and, to the Company’s knowledge, neither the Company, any Subsidiary nor their respective business or operations (including products sold thereby) are, or have been in the past three years, infringing, any Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others with respect to the Company’s or its Subsidiaries’ Intellectual Property, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property.

3.10 The Company and each of its Subsidiaries (i) are, and have been in the last three years, in material compliance with any and all applicable foreign, federal, state and local laws and regulations, including those administered by the U.S. Food and Drug Administration (“FDA”) or similar governmental body and those relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and hold all material permits, licenses or other approvals required of them under applicable laws (including Environmental Laws) to conduct their respective businesses and (iii) are, and have been in the last three years in material compliance with all terms and conditions of any such permit, license or approval. Neither the Company nor any Subsidiary has received any written information or notice from the FDA or other domestic or foreign governmental or regulatory authority that would reasonably be expected to lead to cessation of sales of any product of the Company or any Subsidiary or the denial of any application for marketing or other approval currently pending before, or proposed to be filed by the Company or any Subsidiary thereof with, the FDA or other domestic or foreign governmental or regulatory authority.

3.11 The Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company or any Subsidiary, and under which the Company or any Subsidiary holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

3.12 The Company and each Subsidiary carries, or is covered by, insurance (including directors’ and officers’ liability insurance) provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

3.13 The Company and each Subsidiary possesses all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Governmental Permits”). The Company and each Subsidiary is in, and has been for the last three years in, compliance in all material respects with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect.

3.14 The Company and each of its Subsidiaries (i) have timely filed (or filed an extension to file) all necessary federal, state, local and foreign tax returns, and all such filed returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties (including independent contractors), and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3.14, that would not, singularly or in the aggregate, be material to the Company.

3.15 The Registration Statement has been declared effective by the Commission, and no stop order has been issued or is pending or, to the knowledge of the Company, threatened by the Commission with respect thereto.

3.16 The Company and its Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the last financial statements included in the Registration Statement, the Disclosure Package and the Prospectus that would not reasonably be expected to be material to Company, (iii) liabilities under contracts (other than any such liability resulting from a breach or default thereunder) and (iv) liabilities and obligations incurred in connection with this Agreement and the transactions contemplated by this Agreement.

3.17 Neither the Company nor any Subsidiary or, to the knowledge of the Company, any of the other parties thereto is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under (in each case, with or without notice or lapse of time or both), any document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement in any material respect.

3.18 Neither the Company nor any Subsidiary thereof has either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any product sold, marketed or distributed by the Company or any Subsidiary thereof. Neither the Company nor any Subsidiary thereof are aware of any facts which are reasonably likely to cause, and neither the Company nor any Subsidiary thereof has received any written notice that the FDA or other domestic or foreign governmental or regulatory authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any product sold, marketed or distributed by the Company or any Subsidiary thereof, (B) a change in the marketing classification or a material change in the labeling or advertising of any product sold, marketed or distributed by the Company or any Subsidiary thereof, or (C) a termination, suspension or injunction of the manufacture, marketing, storage or distribution of any product sold, marketed or distributed by the Company or any Subsidiary thereof.

3.19 Since the date of the latest audited financial statements included in the Registration Statement, no event, development, set of facts or circumstance has occurred that has had or is reasonably likely to have a Material Adverse Effect.

3.20 The Board of Directors of the Company has unanimously approved the execution of this Agreement and the consummation of the transactions contemplated hereby and no approval of the stockholders of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the foregoing, the approval of the Board of Directors of the Company constitutes approval for purposes of any anti-takeover statute or similar statute or regulation that is or may become applicable to the transactions contemplated by this Agreement.

4. Closings and Delivery of the Securities and Funds.

4.1 Closing. The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur no later than three (3) business days after the execution of this Agreement by the Investors and the Company (the “Closing Date”), in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause Wells Fargo Shareowner Services, the Company’s “Transfer Agent”, to deliver to each Investor the number of Shares set forth on the Signature Page of such Investor registered in the name of such Investor or, if so indicated on the Investor Questionnaire of such Investor attached hereto as Exhibit A, in the name of a nominee designated by such Investor, (b) the Company shall cause to be delivered to such Investor a Warrant for the number of Warrant Shares set forth on the Signature Page of such Investor and (c) the aggregate purchase price for the Shares and the Warrants being purchased by such Investor as set forth on the Signature Page of such Investor will be delivered by or on behalf of such Investor to the Company. Notwithstanding anything contained herein to the contrary, if the Closing shall not have occurred on or prior to the date that is three (3) business days after the execution of this Agreement by the Investors and the Company (unless the Closing shall not have occurred due to a breach by an Investor of the terms hereof), then the Investors may terminate this Agreement without further liability of any kind to the Company.

4.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares and the Warrants to each Investor shall be subject to: (i) the receipt by the Company from such Investor of the purchase price for the Shares and the Warrants being purchased hereunder by such Investor as set forth on the Signature Page thereof and (ii) the accuracy on the Closing Date of the representations and warranties made by such Investor in this Agreement and the fulfillment of those undertakings of such Investor to be fulfilled prior to the Closing Date pursuant to this Agreement. Each Investor shall deliver a certificate to the Company on the Closing Date to the foregoing effect.

(b) Conditions to the Investor’s Obligations. Each Investor’s obligation to purchase the Shares and the Warrants will be subject to the accuracy on the Closing Date of the representations and warranties made by the Company in this Agreement and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date pursuant to this Agreement. The Company shall deliver a certificate to the Investors on the Closing Date to the foregoing effect.

4.3 Delivery of Funds. To settle the Shares purchased by each Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than three (3) business days after the execution of this Agreement by the Investors and the Company, each Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares and the Warrants being purchased by such Investor to the following account designated by the Company:

[To be separately provided to the Investors]

4.4 Delivery of Shares. To settle the Shares purchased by each Investor through DTC’s DWAC delivery system, no later than three (3) business day after the execution of this Agreement by the Investors and the Company, such Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be the Closing Date. At the Closing, the Company shall direct the Transfer Agent to credit each Investor’s account or accounts with the Shares being purchased by it hereunder pursuant to the information contained in the DWAC.

5. Representations, Warranties and Covenants of the Investors.

Each Investor severally (as to itself and not the other Investor) acknowledges, represents and warrants to, and agrees with, the Company that:

5.1 Such Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and the Warrants set forth on the Signature Page, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information and the representations and warranties set forth herein and in the Warrant.

5.2 (a) Such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

5.3 Such Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants. Such Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange or other trading market. Such Investor understands that without an active market, the liquidity of the Warrants will be limited.

5.4 Since January 12, 2015, representing the date at which the Company first contacted such Investor about the Offering, such Investor has not disclosed any information regarding the Offering to any third parties (other than its employees or the employees of its affiliates or their respective legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). Such Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales), other than the purchases of the Shares and the Warrants as contemplated hereby, prior to the time that the transactions contemplated by this Agreement are publicly disclosed (it being understood and agreed that such transactions shall be publicly disclosed no later than one business day following the execution of this Agreement by all parties hereto). Such Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein will survive the execution of this Agreement, the delivery to the Investors of the Shares and Warrants being purchased and the payment therefor.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by e-mail, upon the sending thereof so long as a copy of the same is also sent by one of the other means set forth in clauses (i)-(iii) and will be delivered and addressed as follows:

(a) if to the Company, to:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Cheston J. Larson

Email: cheston.larson@lw.com

(b) if to any Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investors acknowledge and agree that the Company shall deliver its counterpart to the Investors along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13. Press Release. The Company and the Investors agree that the Company shall (a) prior to the opening of the financial markets in New York City on February 11, 2015 issue a press release announcing the Offering and disclosing all material information regarding the Offering, and (b) as promptly as practicable on February 11, 2015 file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and the form of Warrant as exhibits thereto, provided that the Company shall not issue any such press release or file or otherwise publicize such current report on Form 8-K without the prior consent of the Investors, it being agreed that the Company shall provide drafts of such press release and current report to the Investors for their review and comment and will include therein any reasonable comments of the Investors thereon. Without limiting the foregoing, the Company shall not make any public statements or disclosures regarding the Investors or the transactions contemplated hereby without the prior consent of the Investors.

14. Termination. In the event that any of the conditions to closing in Section 4.2(b) shall not have been satisfied in full and shall not have been expressly waived in writing by the Investors on or prior to the third business day following the date of the execution of this Agreement by all parties, this Agreement shall terminate upon the delivery of written notice thereof by the Investors to the Company.

15. Registration Rights.

15.1 Upon request of the Investors (which the Investors may deliver from time to time on one or more occasions), the Company shall file a registration statement covering any or all of the shares of capital stock of the Company held by the Investors or any affiliate thereof and any shares of capital stock issuable to the Investors upon the exercise of any convertible security (including Warrants) from time to time, which registration statement shall provide for the resale of such shares and, following the filing thereof, the Company shall use commercially reasonable efforts to have such registration statement declared effective as promptly as practicable; provided that (i) a Form S-3 registration will be utilized unless the Company is prohibited from using a Form S-3 registration, (ii) assuming use of a Form S-3 registration, the Company shall file such registration statement within sixty (60) days after the request of the Investors and, if Form S-3 is not available, the Company shall file such other registration statement within ninety (90) days after the request of the Investors, and (iii) the Company will bear all costs associated with preparation and filing the registration statement and maintaining the effectiveness of such registration statement and all other costs and expenses incurred in connection with any offering made pursuant to the terms thereof (including the costs and expenses of one counsel for the Investors), but excluding underwriting discounts and commissions. The Company shall use commercially reasonable efforts to cause such registration statement to remain effective until all shares subject thereto have been sold or otherwise disposed of by the Investors. If the Investors shall elect for any such registration to be an underwritten offering, the Company shall provide such assistance in connection therewith as the Investors may reasonably request, including allowing the underwriters to conduct due diligence and causing the accountants and counsel to the Company to cooperate in connection therewith, including by providing customary comfort letters and legal opinions. The requirements under this Section 15.1 will terminate when upon the later to occur of (1) the Investors and their affiliates owning less than five percent (5%) of the outstanding shares of common stock of the Company (assuming conversion of all convertible securities, including the Warrant, held by the Investors and their affiliates), and (2) all shares held by the Investors (together with its affiliates) may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933.

15.2 The Company shall indemnify each Investor and, as applicable, each of its officers, affiliates, directors, partners, beneficiaries, members, and each person controlling each such Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to each registration effected pursuant to the terms hereof, and each underwriter, if any, and each person who controls any such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document utilized in connection with any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Investor and, as applicable, each of its affiliates, officers, directors, partners, beneficiaries, and members, and each person controlling each such Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each such underwriter and each person who controls any such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) based upon written information furnished to the Company by the Investors or the underwriters in connection with any such Registration and stated to be specifically for use in any registration statement, prospectus, offering circular or other document utilized in connection with any such registration.

15.3 If the indemnification provided for in this Section 15 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the Company, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that the contribution obligations of any Investor shall be limited to an amount equal to the net proceeds that such Investor receives in respect of the shares sold by such Investor in the registration to which such contribution is being made. The relative fault of the Company and of the indemnified party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

16. Resale of Securities. Each Investor agrees that it shall not resell any Securities acquired pursuant to the terms hereof for a period of six (6) months following the Closing Date, provided that the foregoing shall not preclude the Investors from selling any Securities in connection with any change of control of the Company or any announcement by any person (including the Company) that it is seeking to effect a change of control of the Company.

17. Committed Equity Facility. Until the date that the Investors (together with their controlled affiliates) cease to beneficially own (as set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act but assuming that any convertible securities (including the Warrants) owned by the Investors or any controlled affiliate thereof are immediately exercisable) at least fifty percent (50%) of the sum of (i) 1,030,000 (which represents the number of shares of Common Stock owned by the Investors on the date hereof) and (ii) the number of shares of Common Stock that are issued to the Investors pursuant to this Agreement (assuming, solely for these purposes, that the Warrant Shares were issued to the Investor) (the “Ownership Threshold”), the Company agrees to not sell any shares of Common Stock to Aspire Capital Fund, LLC (“Aspire”) under the Common Stock Purchase Agreement, dated August 12, 2014, between the Company and Aspire, or any amendment thereto, without the prior written consent of the Investors.

18. Additional Director.

18.1 So long as the Investors and their controlled affiliates beneficially own (as set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act but assuming that any convertible securities (including the Warrants) owned by the Investors or any controlled affiliate thereof are immediately exercisable) shares of Common Stock that satisfies the Ownership Threshold, the Investors will have the right, at any time on or after the Closing Date, to direct the Company to appoint one person (the “Sarissa Designee”) to the Board of Directors (the “Board”) of the Company reasonably acceptable to the Board, it being understood and agreed that upon the exercise by the Investors of the right to appoint the Sarissa Designee, such Sarissa Designee shall be placed in the class of directors chosen by the Investors (so long as the Company maintains a staggered Board). Upon the exercise by the Investors of their rights set forth in this Section 18, the Company shall promptly thereafter expand the size of the Board by one seat and appoint the Sarissa Designee to fill the resulting vacancy. If, at any time following the appointment of any Sarissa Designee to the Board, such Sarissa Designee shall resign therefrom or be unable to serve on the Board, then the Investors, so long as they and their controlled affiliates beneficially own (as set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act but assuming that any convertible securities (including the Warrants) owned by the Investors or any controlled affiliate thereof are immediately exercisable) shares of Common Stock that satisfies the Ownership Threshold shall have the right to designate a replacement therefor and promptly following such designation, the Company shall cause such person to become a member of the Board as the Sarissa Designee.

18.2 The Sarissa Designee agrees to submit (to the extent not already submitted) to the Company a fully completed copy of the Company’s standard directors’ and officers’ questionnaire, conflict of interest questionnaire, and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of a new director as soon as practicable on or after the exercise by Sarissa of its rights set forth in this Section 18 and to be governed by the same obligations regarding conflicts of interest, fiduciary duties, trading and disclosure policies and other governance guidelines as are applicable to all other directors of the Company. As a condition to the Sarissa Designee’s appointment to the Board and nomination at any annual meeting, the Investors agree to provide to the Company, and request that the Sarissa Designee provide to the Company, such information as is required to be disclosed in proxy statements under applicable law or would otherwise be necessary for inclusion of the Sarissa Designee in connection with the appointment or election of a member of the Board.

18.3 The Company shall use reasonable best efforts to cause the election of the Sarissa Designee so nominated by the Investors at each meeting of the stockholders at which such election is considered (including listing the Sarissa Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommending that the Company’s stockholders vote in favor of the election of the Sarissa Designee (along with all other Company nominees) and otherwise supporting the Sarissa Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees).

18.4 Notwithstanding anything to the contrary in this Agreement, if at any time after the date hereof, the Investors (together with its controlled affiliates) cease to beneficially own (as set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act but assuming that any convertible securities (including the Warrants) owned by the Investors or any controlled affiliate thereof are immediately exercisable) shares of Common Stock that satisfies the Ownership Threshold, then the Sarissa Designee shall promptly tender his resignation from the Board and any committee of the Board on which he is a member and the Company shall have no further obligations under this Section 18.

19. Preemptive Rights.

19.1 In the event that the Company determines to issue shares of Common Stock or other securities or instruments convertible into shares of Common Stock (“Equity Securities”), other than Excluded Securities (as defined below) (such Equity Securities excluding Excluded Securities, the “Proposed Securities”), the Company shall provide written notice (a “Preemptive Rights Notice”) thereof to the Investors so long as the Investors (together with its controlled affiliates) beneficially own (as set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act but assuming that any convertible securities (including the Warrants) owned by the Investors or any controlled affiliate thereof are immediately exercisable) shares of Common Stock that satisfies the Ownership Threshold. The Preemptive Rights Notice must be delivered to the Investors at least five (5) business days prior to the date of such issuance and shall set forth a summary of the material terms of such Proposed Securities, including the amount of Proposed Securities to be issued, the purchase price therefor and the date of issuance of such Proposed Securities. Each Investor shall have the right (a “Preemptive Right”) to purchase a portion (the “Pro Rata Portion”) of the Proposed Securities equal to up to the number of Proposed Securities proposed to be issued multiplied by a fraction, the numerator of which the number of shares of Common Stock owned by such Investor at the time of the Preemptive Rights Notice (assuming, for these purposes, the conversion or exercise of any securities of the Company that are convertible into or exercisable for shares of Common Stock, including the Warrants), and the denominator of which is the number of shares of Common Stock that are issued and outstanding as of the date of the Preemptive Rights Notice. Each Investor that desires to exercise its Preemptive Rights hereunder must exercise such Preemptive Right within five (5) business days after receipt of the Preemptive Rights Notice from the Company, and any failure to exercise such Preemptive Right within such time period shall be deemed a waiver of the Preemptive Right in respect of the Proposed Securities referred to in the related Preemptive Rights Notice.

19.2 Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions not materially more favorable to the purchasers thereof than those offered to such Investors. Any Proposed Securities that the Investors do not elect to purchase and that are offered or sold by the Company after such ninety (90)-day period must be reoffered to the Investors pursuant to the terms hereof.

19.3 Notwithstanding anything to the contrary set forth in this Section 19, the Company may offer and sell Proposed Securities without prior notice to the Investors if the Company has been advised by an investment bank, underwriter, placement agent or other financial advisor that compliance with the terms of Section 19.1 could reasonably be expected to jeopardize the ability of the Company to consummate such offering; provided, however, that, subject to the rules and regulations of the Commission and the Nasdaq Stock Market LLC, immediately following the consummation of the applicable offering, each Investor shall have the right thereafter to purchase up to a number of Proposed Securities such that the Investors own the same percentage of the outstanding Common Stock of the Company that they (and their affiliates) owned immediately prior to such offering giving rise to the Preemptive Rights described herein (assuming any convertible securities held by the Investors and their affiliates (including the Warrants) have been exercised) on the same general terms, conditions and price provided for in the applicable offering and under the same conditions and within the timeframe set forth in Section 19.1.

19.4 For purposes hereof, “Excluded Securities” means (a) any shares of capital stock of the Company issued as a dividend or distribution on any outstanding shares of capital stock thereof, (b) any shares of Common Stock or options or other rights to acquire shares of Common Stock issued or granted to employees, service providers, officers, directors, managers of, or contractors, consultants or advisors to, the Company or any of its Subsidiaries pursuant to incentive, service or employment agreements, equity purchase or equity option plans, equity bonuses or awards, warrants, contracts or other arrangements that are approved by the Board, (c) any shares of capital stock issued by the Company upon the exercise or conversion of warrants to purchase capital stock of the Company or other convertible securities (i) outstanding immediately prior to the Closing or (ii) issued after the Closing pursuant to an exemption from this Section 19 or otherwise in compliance with this Section 19, (d) any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock that are issued in connection with any bona fide third party debt financing of the Company that is approved by the Board, and (e) any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock that are issued as consideration (and not financing) pursuant to the acquisition of another person that is not an affiliated of the Company or any of its Subsidiaries by the Company or any of its

Subsidiaries or a license, collaboration, distribution or similar commercial arrangement entered into by the Company or any of its Subsidiares with a person that is not an affiliate of the Company or any of its Subsidiaries and that is approved by the Board (other than any such arrangement primarily for capital-raising purposes).

20. Expenses. Except as otherwise expressly set forth herein, each party shall pay any fees or expenses incurred thereby in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, at the Closing, the Company shall pay or reimburse the Investors in respect of all fees and expenses of outside legal counsel to the Investors, such payment or reimbursement not to exceed $25,000 in the aggregate.

21. Specific Performance. Each party hereby acknowledges and agrees that the failure of the other parties to perform their respective agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby agrees that any other party shall be entitled to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations, and the parties waive the requirement to post a bond or other collateral in connection therewith or any defense that money damages is a sufficient remedy.

EXHIBIT A

APRICUS BIOSCIENCES, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 4 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: